Exhibit 10.7

Licensing Agreement

Party A

Mr. Zhou Dengrong

Mr. Zhou Jian

Party B

Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

July 25, 2014

Licensing Agreement

The licensing agreement concluded as of July 25, 2014, by and among:

(1)	Party A: Mr. Zhou Dengrong

ID number: ☐

Accommodation: ☐

Mr. Zhou Jian

ID number: ☐

Accommodation: ☐

(hereinafter collectively referred to as “Party A”)

Party B: Lucksky (Shenzhen) Air Power Co., Limited (hereinafter referred to as “Party B”)

Business license No.: ☐

Legal representative: ☐

Accommodation: ☐

In view of:

Party A is the owner of the patents (the “Patents”) and the patent applications (the “Patent Applications”) listed in Attachment A , and all related trade secrets and know how (such Patents, Patent Applications, knowhow and related trade secrets are, collectively, the “Technology”) and is willing to implement the terms and conditions of this Agreement to grant a license (the “License”) to Party B with respect to the Technology and Party B wishes to implement and acquire the rights to the Technology in accordance with the following terms and conditions of the License.

Therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions

In this Agreement, the following terms shall have the following meanings:

1.1 Patent : means the patent awarded by the Patent Office of the People’s Republic of China (hereinafter referred to as the “Patent Office”) annexed to this Agreement as Attachment A

1.2 Use: means the implementation of the License for production and business purposes: including, but not limited to,researching, marketing, manufacturing, and selling products and services which utilize the Technology

1.3 The Parties: Party A and Party B and any person, directly or indirectly, who controls or is under common control with Party A or Party B, including any individual, company, partnership or other entity.

2. Licenses Granted

2.1 Party A grants to Party B with this License a royalty-free, unique,, exclusive and worldwide License to Use the Technology (including improvements of the Technology that are owned or controlled by Party A in the future) ;

2.2 Party A agrees that Party A has the right to grant the License to Party B and to implement the License, but shall not authorize any third party to use or license the Technology.

3. Sublicensing

3.1 Party B is permitted to assign or sublicense any or all of the rights, including the Patent License, hereunder granted to any third party, provided such party agrees in writing to abide by the terms and conditions of this Agreement to the extent applicable to it. Such third parties shall not have the right to assign or sublicense the rights hereunder without the written consent of Party B.

4. Expiry of the License

4.1        Both Parties agree that the term of License herein shall be (i) from the date of this Agreement to the termination of the Patents, with respect to the Patents (ii) from the date of this Agreementto the termination of any patents granted with respect to the Patent Applications and (iii) perpetual with respect to trade secrets and know-how.

5.	Representations and Warranties

5.1 Party A’s and Party B’s mutual representations and warranties are as follows:

5.1.1 They are Chinese citizens who have complete capacity of civil conduct; if an entity, have registered and exist, according to the Chinese incorporation law, and have the power and authority to: (I) have, lease and manage the business and property, and operate the business subject to the License according to their business license and articles of the company association; and can perform , deliver and implement this Agreement;

5.1.2 They have taken all necessary action, and have obtained all agreements, approvals, authorizations and licenses (unless otherwise expressly provided in this Agreement), to sign, deliver and implement this Agreement so that it can sign, deliver and perform this Agreement. If the other party has the right to sign, deliver and perform this Agreement, then this Agreement constitutes, according to its terms, a legal, valid and binding obligation. In addition, the signing, delivery and performance of this Agreement will not violate: (I) the articles of association of the company; (II) any other obligations hereunder or any contract or agreement to which a party to the Agreement is bound ; or(III) any current law or regulation of any Chinese governmental authority.

5.2 Party A represents and warrants to Party B are as follows:

5.2.1 As the owner of legitimate rights of the Patents, this Patent License has been duly and legally registered in the Patent Office, Party A has obtained all necessary approvals and performed all the necessary registration formalities;

5.2.2 Party A has the right to permit Party B to implement this License, free of any claims by any third party;

5.2.3 During the term of this Agreement, the Patents may not be terminated by the Patent Office and / or other related organizations and / or the License may not be cancelled;

5.2.4 Party A has paid all costs related to the registration of the Patents and Patent Applications due to date. .

5.2.5 Party A is the owner of all Patentsand the Patent Applications as set forth on Attachment A, and the other Technology and other related materials to be delivered hereunder; and the Patents have been validly issued, have not been challenged and no adverse claim has been asserted in writing,

5.3 Party B represents and warrants to Party A that she has all the conditions and terms required for the implementation of the License.

5.4 Both parties agree that after the effective date of this Agreement, the parties shall unconditionally sign all other legal documents required for the purpose of execution of this Agreement and take all action necessary to achieve the purpose of this contract,including but not limited to handle the relevant registration formalities within three months since the effective date of this Agreement in the Patent Office.At Party B’s request, Party A will execute and deliver (or cause to be executed and delivered) such further instruments and assurances as Party B may reasonably request in order to confirm Party B’s interest in the rights granted to Party B. Party A agrees to use its best efforts to file appropriate patent applications and amendments and notifications anywhere in the world and to cause good and enforceable patents to be issued thereonand Party B shall pay the fees as may be required, covering the Technology with respect to such further instruments.

6 The Maintenance, Innovation and Technical Service of this Patent Licensing

6.1 Party A shall pay the licensing fee to the Patent Office, in order to maintain the effectiveness of the Patent License but Party B shall be responsible for fees which may become due with respect to the Patent Applications.

6.2 Without written approval by Party B, Party A shall not renounce or abandon its Patentsor Patent Applications.

6.3 Party A agrees not to start, either on its own or in collaboration with others, a business to compete with Party B .

6.4 Party A and Party B agree that if during the term of this Agreement, Party B should make, conceive, invent or acquire any improvements on the Technology, or on any component or portion thereof, it will retain all right, title and interest to such improvements. Any improvements upon the Technology made, conceived, invented or wholly acquired by Party A during the term of this Agreement, shall be included hereunder and Party B shall have the right to (limited, however, by the specific terms hereto) without payment of any additional royalty. Each party agrees to promptly disclose to the other party all improvements so made, conceived, invented or acquired during the term of this Agreement.

6.5 Party A shall, aty Party B’s request at any time, carry out technical training to the personnel sent by Party B and Party B shall bear and pay the actual costs of the technical training.

7. Violation and Compensation

7.1 Party A will, at its sole expense, indemnify and hold harmless Party B from and against any and all damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Party B , and defend Party B against, any third party claim, suit or action that use of the Technology infringes any patent or copyright of such third party or constitutes the misappropriation of any trade secret of such third party or arising from any breach of this Agreement.

7.2 Party B will, at its sole expense, indemnify and hold harmless Party A from and against any and all damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees), losses or liabilities relating to or otherwise incurred as a result of, and defend Licensor against, any claim, suit or action made or commenced by a third party or its legal representatives or successors for claims arising out of or related to use of the Technology (or any portion thereof) by Party B other than intellectual property infringement or misappropriation claims.

7.3 Promptly after a party seeking indemnification (the “Indemnified Party”) is advised of a claim of for which she seeks indemnification, the Indemnified Party shall notify the indemnifying party (the “Indemnifying Party”) and provide a report to the Indemnifying Party describing such claim. The Indemnifying Partyshall defend and protect the Indemnified Party’s exclusive rights or other means in the name of the Indemnifying Party or the Indemnified Party or one of the two at The Indemnifying Party’s own expense; however, if the Indemnifying Partyfails to take any action or proceeding on the claim within a reasonable period of time after receiving notice of the Indemnified party, the Indemnified Party shall have the right to take the necessary action or proceeding. The Indemnifying Party and the Indemnified Party shall cooperate with respect to the defense of any such claim, o, including signing all necessary and useful documents relating to the case, and providing evidence as reasonably required. All monies obtained from the third party’s tort litigation or claim shall first be used to pay the litigation or claim expenses (including reasonable attorney and expert fees and expenses), shall second be used to repay the IndemnifiedParty.

8. Effective and Termination of the Agreement

8.1 This Agreement shall take effect since the date of signature by Party A and Party B; the effectiveness can be backed to the implement of the patent listed in Attachment B and continues in effect until the termination of the terms of this agreement.

8.2 The Agreement is terminated under the following circumstances:

8.2.1 By a written agreement of termination by both parties;

8.2.2 In the event either party commits a material breach of any its obligations hereunder, the non-defaulting party will so notify the defaulting party in writing (and, in such notice, indicate the nature of the breach and the assertion of the non-defaulting party’s right to terminate). The defaulting party will have thirty (30) days following receipt of such notice to cure such breach. If such breach remains uncured after such cure period, the non-defaulting party may terminate this Agreement effective immediately by sending further notice to such effect.

8.2.3 When the defaulting party becomes subject to a proceeding for bankruptcy, dissolves or liquidates orsuspend its business or be unable to pay its debts when due and such default, if capableof cure, cannot be cured within 30 days.

8.2.4 Upon termination of this Agreement, Party B shall retain no right, title, interest, or license in relation to the Technology, provided that any sublicenses granted by Party B prior to the effective date of any termination of this Agreement shall survive such termination, shall become the binding obligations of Party and shall continue in effect in accordance with their terms to the benefit of Party A.

9. Force Majeure

9.1 If any party fails to perform or delays the performance of its obligations under this Agreement due to force majeure, she will be free of bearing the liability for breach of the contract.

9.2 Force majeure in this Agreement means:

9.2.1 Earthquake, natural disasters, fire and other force majeure events;

9.2.2 War, strikes and political unrest;

9.2.3 Any other act not attributable to the defaulting party, that is unpredictable in entering into this Agreement.

9.3 Since the happening of force majeure, the party in breach shall promptly notify the other party within 5 working days, any party who conducts this violation against this obligation and causes losses to the other party must be liable to compensate the losses caused to the other party.

9.4 When the force majeure eliminated, the party breaching this Agreement contract due to such event shall use commercially best efforts to continue to perform its obligations under this agreement.

10. Governing Law and Dispute Resolution

10.1 This Agreement shall be governed China law, and on the basis of Chinese legal interpretation.

10.2 For any disputes arising in connection with this agreement or arising from this agreement, shall be settled amicably through friendly negotiation. When the dispute cannot be settled through friendly negotiation, agreement, the prosecuting party can submit the dispute to a lawsuit in the people’s court jurisdiction.

11 Notice The provisions of this agreement or any notice of the Agreement, must be sent in accordance with the first paragraph of this Agreement to the address or fax number of the other party, or submitted by post to the address, personal handover (including express mail service or fax to the party) or by other communication means.

12 Others

12.1 This Agreement is the unique one between the parties with respect to this protocol standard, and taking the place of all the relevant agreements concluded previously to the same subject. Without written consent of the agreement, any party shall not amend or terminate this agreement.

12.2 Without the prior written consent to the other party, neither party hereto shall not assign is rights, obligations or responsibilities under this Agreement.

12.3 Representations and warranties made by both parties in this Agreement, continue to be effective in signing and termination of this Agreement (unless the Parties otherwise have expressly written agreement).

12.4 This agreement is written in Chinese. In case that any inconsistence, such as the translation of any other language in the text of this Agreement occurs, the Chinese version shall prevail.

12.5 This Agreement has two originals; each original shall have the same legal effect.

12.6. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court’s opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

12.7 Termination of this Agreement will not affect any liability that arises prior thereto or any obligations that, from the context hereof, are reasonably intended to survive the termination of this Agreement..

12.8 This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and supersedes any and all prior agreements or understandings relating to the subject matter hereof. This Agreement may not be changed except by a writing signed by the party sought to be charged therewith.

12.9 No waiver by either party, whether express or implied, of any provisions of this Agreement or of any breach or default by either party, shall constitute a continuing waiver or a waiver of any other provision of this Agreement, and no such waiver by either party shall prevent such party from enforcing any and all provisions of this Agreement or from acting upon the same or any subsequent breach or default of the other party. No waiver of any provision hereunder shall be effective unless it is in writing signed by the party against whom enforcement thereof is sought.

12.10 Nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have the power to bind or obligate the other.

(no text in the following)

The signature page

Party A and Party B special duly authorize their representatives to sign the agreement on the date noticed on the capital page of this agreement, in witness whereof.

Party A: Mr. Zhou Dengrong
Signature:	/s/ Zhou Deng Rong

Zhou Jian:
Signature:	/s/ Zhou Jian

Part B: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited
Representative:	/s/ Zhou Jian
Full name: Zhou Jian
The title: Legal Representative

Attachment A

Description of Invention	Inventor	Holder of the Patent	Patent Number
Solar energy hot water system for air tower generator	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220022529.x
V-type multi-cylinder air power engine	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220090551.8
Petro system of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220249384.7
Gas distribution system to v-type multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220091131.1
generator system with electro-magnetic assistance	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120466301.5/ PCT/CN2012/073016
controller to v-type multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220090964.6
Two stroke air power engine assembly	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120416743.9/ PCT/CN2012/073001
Gear box for v-type air power multi-cylinder engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220090482.0
Assembly of compressed air engine with compress air feedback loop	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120416660.x/ PCT/CN2012/073006
Gear box system for twos stroke air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120425508.8
Assembly of twos stroke air power generator with electro-magnetic assistance	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120466305.3
Piston components of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120425495.4
Control system of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120416681.1
Agas distribution system of two stroke V-type eight cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220090891.0
Electro-magnetic assistor of the air power engine assembly	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120466302.x
multi-body power distributor of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120416725.0
Cylinder head and valve structure of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220249182.2
Compressed air engines with exhausting gas collecting device	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201120416706.8
Exhausting structure of cylinder head of air power multi-cylinder engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220090077.9
Air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201230385243.3
Lubricating oil system of multi-cylinder air power engines system	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220471149.4
Cylinder for variable multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220451000.x
Control mechanism of swing variable multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220493124.4
Connecting rod of engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220493335.8
upper box of variable multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220450950.0

Swing Variable multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220493215.8
Electro-control-chip of variable air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220451138.x
An innovated solar energy generating device	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220230827.8
A frequency variable heating device to generator	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220178098.6
Mini air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl2013020050043.1
Control mechanism of mini air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320050115.2
Control system of mini air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320050933.2
Gas system of mini air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320049749.6
Variable multi-cylinder air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220451709.x
Control mechanism of variable air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl2012/20451025.x
Electro-controlled Gas accelerator of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220722046.0
Heating device of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220516781.6
High frequency conducting heating device	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201220720115.4
Gas distribution system of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320040260.2
Piston oil pump of mini air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320049665.2
Shaft system of rotary engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320244329.3
Propeller rotary system of rotary engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320244466.7
Gas inlet and outlet structure of rotary engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320244433.2
Petro system of rotary engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320244149.5
Inlet and outlet gas system of rotary engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320244176.2
Rotary engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320244223.3
High pressure freezing gas deposit tank	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	Zl201320421554.x
Multi cylinder power distributor of air power engines	Zhou Dengrong Zhou Jian	Zhou Dengrong Zhou Jian	ZL201110331819.2